NEWS RELEASE

SOUTHWESTERN ENERGY ANNOUNCES FOURTH QUARTER AND FULL YEAR 2019 RESULTS; PROVIDES 2020 GUIDANCE
2020 capital investment 20% lower than 2019
Reaffirms capability and commitment to achieving free cash flow neutrality by end of 2020 through operational efficiencies, cost reductions, well outperformance and hedge program benefits

SPRING, Texas – February 27, 2020...Southwestern Energy Company (NYSE: SWN) today announced financial and operating results for the fourth quarter and full year 2019 and issued 2020 guidance.
“Once again, our team achieved results at or above the midpoint of guidance across all metrics highlighting our established culture of outperformance while operating safely and responsibly. Importantly, we further reduced the cost structure of the Company, enhanced well performance while materially lowering well costs, and improved operational efficiencies, all adding to economic inventory,” said Bill Way, Southwestern Energy President and Chief Executive Officer.

“Foundational to the Company’s resilience, especially in the current pricing environment, are a strong balance sheet, capital discipline, unique Tier 1 condensate and liquids rich acreage and a multi-year hedge position. We remain confident in our ability to return the Company to free cash flow by the end of this year and be firmly positioned to deliver an attractive long-term value proposition for shareholders,” Way continued.
Fourth Quarter 2019 Highlights
•Reported 208 Bcfe total production, total liquids above guidance at 88 MBbls per day;
•Increased condensate production to 1,486 MBbls, greater than 16.2 MBbls per day;
•Received weighted average realized price (excluding transportation costs) of $2.85 per Mcfe, including $68 million in settled derivatives, 8% less than prior year despite a 31% decrease in NYMEX Henry Hub;
Full Year 2019 Highlights
•Achieved a year-end net debt/EBITDA of 2.3x;
•Reduced well costs 27% to $824 per lateral foot with an average lateral length of 10,014 feet;
•Invested capital of $1.14 billion, 9% below prior year; delivered wells to sales above the high-end of guidance;
•Reported total production of 778 Bcfe, including 23% total liquids growth;
•Grew condensate production 38%;
•Increased proved reserves to 12.7 Tcfe, including 32% liquids, and replaced 203% of 2019 production volumes;
•Lowered Proved Developed F&D by 24% to $0.53 per Mcfe;
•Realized an additional $122 million in gross G&A and interest reductions;

•Received weighted average realized price (excluding transportation costs) of $2.82 per Mcfe, 3% below prior year, including $180 million in derivative gains; and
•Continued environmental stewardship with low methane emissions and another year of freshwater neutrality, bringing total gallons returned to the environment to 11 billion.

2020 Guidance
The following table provides a summary of capital and production guidance. For full guidance, please refer to attachments in this press release. The comparisons below are based on the midpoint of 2020 guidance and 2019 actual results.

Guidance Summary ($2.10 per MMBtu NYMEX and $50 per Bbl WTI)
Total capital investment	$860 – $940	MM
Total production	830 – 865	Bcfe
Natural gas	642 – 668	Bcf
Oil	5,625 – 6,025	MBbls
NGL	25,500 – 26,600	MBbls
•Capital investments of $860 to $940 million, 20% less than 2019; first half weighted similar to prior years;
•Additional 10% well cost reduction, averaging $730 per lateral foot for all wells to sales, including dry gas and liquids-rich areas; costs include all drilling and completion costs, pad construction, facilities installation and initial flowback;
•Increasing average lateral length 20% to more than 12,000 feet;
•Estimating 90 to 110 wells to sales, with approximately two-thirds located in liquids-rich acreage; reduced cost structure and efficiency improvements allowing for activity levels similar to 2019 with less capital;
•Resulting production growth of 9% driven primarily by investment in Southwest Appalachia, with oil and natural gas liquids (NGLs) increasing approximately 25% and 10%, respectively;
•Hedge position includes protection on approximately 83%, 100% and 51% of expected natural gas, oil and NGL production;
•Expected shallowing of base decline to 25%; and
•Decreasing G&A to $0.13 to $0.17 per Mcfe range, down from $0.18 per Mcfe in 2019, including approximately $40 million in reductions implemented earlier this year.
Natural gas hedges, which include swaps and collars, are in place for approximately 83% of expected natural gas production at a floor price of $2.47 per MMBtu for April through the remainder of the year. Ethane hedges are in place for 8,099 MBbls at an average swap price of $8.67 per barrel ($0.21 per gallon). Propane hedges are in place for 5,112 MBbls at an average price of $24.00 per barrel ($0.57 per gallon). Approximately 100% of estimated oil production is hedged with swaps and collars in place at an average floor price of $56.56 per barrel.

2019 Fourth Quarter and Full Year Results
The table below summarizes select financial statistics. Results for 2019 may not be comparable to 2018 due to the December 2018 Fayetteville Shale divestiture.

FINANCIAL STATISTICS	For the three months ended			For the years ended
	December 31,			December 31,
(in millions)	2019	2018		2019	2018
Net income attributable to common stock	$110	$307		$891	$535
Adjusted net income attributable to common stock (non-GAAP)	$99	$176		$328	$590
Diluted earnings per share	$0.20	$0.54		$1.65	$0.93
Adjusted diluted earnings per share (non-GAAP)	$0.18	$0.31		$0.61	$1.02
Adjusted EBITDA (non-GAAP)	$266	$395	(1)	$973	$1,484	(1)
Net cash provided by operating activities	$225	$252		$964	$1,223
Net cash flow (non-GAAP)	$246	$359		$913	$1,352
Total capital investments (2)	$207	$209		$1,140	$1,248
(1)Includes $86 million and $375 million of Adjusted EBITDA from the divested Fayetteville Shale assets for the three and twelve months ended December 31, 2018, respectively.
(2)Capital investments on the cash flow statement include decreases of $18 million and $74 million for the three months ended December 31, 2019 and 2018, respectively, and an increase of $34 million and a decrease of $53 million for the twelve months ended December 31, 2019 and 2018, respectively, relating to the change in accrued expenditures between periods.
Fourth Quarter 2019 Financial Results
Southwestern Energy recorded net income attributable to common stock of $110 million or $0.20 per diluted share for the quarter ended December 31, 2019. Adjusted net income, which excludes the impact of unsettled derivatives and one-time items, was $99 million or $0.18 per diluted share in 2019 and $176 million or $0.31 per share for the same period in 2018. Excluding the impact of the Fayetteville Shale divestiture, the decrease was primarily related to a decrease in commodity prices, partially offset by a $167 million increase in settled derivatives compared to 2018. Adjusted EBITDA (non-GAAP) was $266 million, net cash provided by operating activities was $225 million and net cash flow (non-GAAP) was $246 million.
Fourth quarter 2019 weighted average realized price (including transportation costs) was $2.12 per Mcfe excluding derivatives compared to $3.15 per Mcfe in 2018. Including derivatives and excluding transportation costs, the weighted average realized price in the fourth quarter of $2.85 per Mcfe was 8% less than prior year despite a 31% decrease in NYMEX Henry Hub.
Full Year 2019 Financial Results
The Company recorded net income attributable to common stock of $891 million, or $1.65 per share, for the year ended December 31, 2019. Adjusted net income for 2019 was $328 million, or $0.61 per share, compared to $590 million, or $1.02 per share, in 2018. The decrease in adjusted net income compared to prior year was primarily the result of a decrease in commodity prices and the divestiture of the Fayetteville Shale, partially offset by a $274 million increase in settled derivatives impact, a 23% increase in liquids production and decreased interest and G&A expense. Adjusted EBITDA (non-GAAP) was $973 million, net cash provided by operating activities was $964 million and net cash flow (non-GAAP) was $913 million.

For the full year 2019, weighted average realized price (including transportation costs) was $2.18 per Mcfe excluding derivatives, an 18% decrease compared to $2.66 per Mcfe in 2018, due to decreased prices across all commodities. The weighted average realized price including derivatives and excluding transportation costs was $2.82 per Mcfe, a decrease of only 3% compared to prior year due to $180 million of derivative gains in 2019.
During the year, the Company reduced senior notes by $114 million, repurchasing $62 million of senior notes at an average discount of 13% and retiring $52 million of notes that were due in 2020. The Company had a leverage ratio of 2.3x at year-end and a weighted average interest rate of 6.7% on its $2.2 billion of senior notes with no significant maturities until 2025. As of December 31, 2019, the Company had $1.8 billion of liquidity available under its $2 billion revolving credit facility, with $34 million borrowed and $172 million letters of credit outstanding.

Realized Prices	For the three months ended		For the years ended
(includes transportation costs)	December 31,		December 31,
	2019	2018	2019	2018
Natural Gas Price:
NYMEX Henry Hub price ($/MMBtu) (1)	$2.50	$3.64	$2.63	$3.09
Discount to NYMEX (2)	(0.69)	(0.66)	(0.65)	(0.64)
Realized gas price per Mcf, excluding derivatives	$1.81	$2.98	$1.98	$2.45
Gain (loss) on settled financial basis derivatives ($/Mcf)	0.05	(0.02)	—	(0.04)
Gain (loss) on settled commodity derivatives ($/Mcf)	0.26	(0.48)	0.20	(0.06)
Realized gas price per Mcf, including derivatives	$2.12	$2.48	$2.18	$2.35
Oil Price, per Bbl:
WTI oil price ($/Bbl)	$56.96	$58.81	$57.03	$64.77
Discount to WTI	(10.59)	(7.94)	(10.13)	(7.98)
Realized oil price, excluding derivatives	$46.37	$50.87	$46.90	$56.79
Realized oil price, including derivatives	$49.16	$50.37	$49.56	$56.07
NGL Price, per Bbl:
Realized NGL price, excluding derivatives	$12.46	$18.59	$11.59	$17.91
Realized NGL price, including derivatives	$14.83	$18.49	$13.64	$17.23
Percentage of WTI, excluding derivatives	22%	32%	20%	28%
Total Weighted Average Realized Price:
Excluding derivatives ($/Mcfe)	$2.12	$3.15	$2.18	$2.66
Including derivatives ($/Mcfe)	$2.44	$2.72	$2.42	$2.57
(1)Based on last day monthly futures settlement prices.
(2)This discount includes a basis differential, a heating content adjustment, physical basis sales, third-party transportation charges and fuel charges, and excludes financial basis derivatives.
Operational Review
Total production for the quarter ended December 31, 2019 was 208 Bcfe, 23% of which was liquids. NGL production was 6,609 MBbls, or 71.8 MBbls per day, and condensate production was 1,486 MBbls, or 16.2 MBbls per day, each above the high end of guidance.

For the year, Appalachia production was 778 Bcfe, an 11% increase compared to prior year, with all growth coming from liquids-rich assets in Southwest Appalachia. NGL and oil production increased 20% and 38%, respectively, compared to prior year.
Capital investments in the fourth quarter of 2019 were $207 million, bringing full year capital investment to $1,140 million, 9% below prior year. The Company brought 113 wells to sales during the year, above the high end of guidance, while spending less capital due to operational efficiencies.

Operating Statistics	For the three months ended				For the years ended
	December 31,				December 31,
	2019		2018		2019		2018
Production
Gas production (Bcf)	160		194		609		807
Oil production (MBbls)	1,486		1,073		4,696		3,407
NGL production (MBbls)	6,609		5,434		23,620		19,706
Total production (Bcfe)	208		234		778		946

Division Production
Northeast Appalachia (Bcf)	116		118		459		459
Southwest Appalachia (Bcfe)	92		71		319		243
Fayetteville Shale (Bcf)	—		44		—		243

Average unit costs per Mcfe
Lease operating expenses	$0.94		$0.93		$0.92		$0.93
General & administrative expenses	$0.19	(1)	$0.18	(1)	$0.18	(2)	$0.19	(2)
Taxes, other than income taxes	$0.05		$0.10		$0.08		$0.09	(3)
Full cost pool amortization	$0.54		$0.53		$0.56		$0.51
(1)G&A per Mcfe excludes restructuring charges of $2 million and $18 million and legal settlement charges of $3 million and $1 million for the three months ended December 31, 2019 and 2018, respectively.
(2)G&A per Mcfe excludes $11 million restructuring charges, $6 million charges related to sale of building and $6 million legal settlement charges for the twelve months ended December 31, 2019 and $36 million restructuring charges and $9 million of legal settlement charges for the twelve months ended December 31, 2018.
(3)TOTI per Mcfe excludes $1 million of restructuring charges for the twelve months ended December 31, 2018.
Southwest Appalachia – In the fourth quarter, total net production for Southwest Appalachia was 92 Bcfe, including over 16 MBbls per day of condensate. The Company placed 16 wells to sales in the fourth quarter, all located in the Company’s super rich acreage, with an average lateral length of 11,213 feet. Eleven of the 16 wells were online for at least 30 days and had an average 30-day rate of 10 MMcfe per day, including 67% liquids, of which 444 barrels per day were condensate.
In 2019, Southwest Appalachia’s total net production increased 31% to 319 Bcfe, 53% of which were liquids. The Company placed 69 wells to sales, including 64 located in the super rich acreage, drilled 66 wells and completed 72 wells in 2019.

Northeast Appalachia – In the fourth quarter, total net production for Northeast Appalachia was 116 Bcf. There were no wells drilled, five wells completed and eight wells placed to sales in the quarter with an average lateral length of 9,841 feet. Of the eight wells to sales, three wells were online for at least 30 days and had an average 30-day rate of 18 MMcf per day.
Production for the year was 459 Bcf, flat with prior year. The Company drilled 39 wells, completed 44 wells and brought 44 wells to sales during 2019.

E&P Division Results	For the three months ended December 31, 2019		For the year ended December 31, 2019
	Northeast	Southwest	Northeast	Southwest
Gas production (Bcf)	116	44	459	150
Liquids production
Oil (MBbls)	—	1,480	—	4,673
NGL (MBbls)	—	6,608	—	23,611
Production (Bcfe)	116	92	459	319

Gross operated production December 2019 (MMcfe/d)	1,500	1,545
Net operated production December 2019 (MMcfe/d)	1,224	958

Capital investments ($ in millions)
Drilling and completions, including workovers	$40	$84	$314	$516
Land acquisition and other	11	15	18	45
Capitalized interest and expense	8	36	33	149
Total capital investments	$59	$135	$365	$710

Gross operated well activity summary
Drilled	—	10	39	66
Completed	5	10	44	72
Wells to sales	8	16	44	69

Average well cost on wells to sales (in millions)	$7.1	$8.9	$7.3	$8.9
Average lateral length (in ft)	9,841	11,213	9,029	10,642

Total weighted average realized price per Mcfe, excluding derivatives	$1.92	$2.36	$2.10	$2.30
2019 Proved Reserves
The Company increased its total proved reserves to 12.7 Tcfe, 7% above year-end 2018 due to additions and positive performance revisions across gas, oil and NGLs. Reserves consisted of 68% natural gas, and 32% liquids, with PV-10 at year-end 2019 of $3.7 billion.
During the year, the Company replaced 203% of production volumes through 1,195 Bcfe of proved reserve additions and net positive revisions of 385 Bcfe. The reserve life index was approximately 16.4 years at year-end 2019.

Proved Reserves Summary	For the years ended December 31,
	2019	2018
Proved reserves (in Bcfe)	12,721	11,921

PV-10:
Pre-tax (millions)	$3,735	$6,524
PV of taxes (millions)	(35)	(525)
After-Tax (millions)	$3,700	$5,999

Percent of estimated proved reserves that are:
Natural gas	68%	67%
NGLs and oil	32%	33%
Proved developed	50%	47%

2019 Proved Reserves by Commodity	Natural Gas	Oil	NGL	Total
	(Bcf)	(MBbls)	(MBbls)	(Bcfe)

Proved reserves, beginning of year	8,044	69,007	577,063	11,921
Revisions of previous estimates due to price	(480)	(2,041)	(37,492)	(717)
Revisions of previous estimates other than price	685	3,707	65,869	1,102
Extensions, discoveries and other additions	992	6,948	26,941	1,195
Production	(609)	(4,696)	(23,620)	(778)
Acquisition of reserves in place	—	—	—	—
Disposition of reserves in place	(2)	—	—	(2)
Proved reserves, end of year	8,630	72,925	608,761	12,721

Proved developed reserves:
Beginning of year	4,395	18,037	175,480	5,557
End of year	4,906	26,124	226,271	6,421

2019 Proved Reserves by Division (Bcfe)	Appalachia
	Northeast	Southwest	Other (1)	Total

Proved reserves, beginning of year	4,366	7,554	1	11,921
Revisions of previous estimates due to price	(57)	(660)	—	(717)
Revisions of previous estimates other than price	127	975	—	1,102
Extensions, discoveries and other additions	862	333	—	1,195
Production	(459)	(319)	—	(778)
Acquisition of reserves in place	—	—	—	—
Disposition of reserves in place	(2)	—	—	(2)
Proved reserves, end of year	4,837	7,883	1	12,721
(1)Other includes properties outside of the Appalachian Basin.
The Company’s 2019 proved developed finding and development (PD F&D) costs decreased 24% from the prior year to $0.53 per Mcfe, when excluding the impact of capitalized interest and portions of capitalized G&A costs in accordance with the full cost method of accounting.

Total Company Proved Developed Finding and Development					Three-Year
	12 Months Ended December 31,				Total
	2019		2018	2017	2019
Total PD Adds (Bcfe):
New PD adds	191		177	1,258	1,626
PUD conversions	1,441	(2)	1,139	46	2,626
Total PD Adds	1,632		1,316	1,304	4,252

Costs Incurred (in millions):
Unproved property acquisition costs	$162		$164	$194	$520
Exploration costs	2		5	22	29
Development costs	936		1,014	1,024	2,974
Capitalized Costs Incurred	$1,100		$1,183	$1,240	$3,523

Subtract (in millions):
Proved property acquisition costs	$—		$—	$—	$—
Unproved property acquisition costs	(162)		(164)	(194)	(520)
Capitalized interest and expense associated with development and exploration (1)	(81)		(93)	(103)	(277)
PD Costs Incurred	$857		$926	$943	$2,726

PD F&D	$0.53		$0.70	$0.72	$0.64
Note: Amounts may not add due to rounding
(1)Adjusting for the impacts of the full cost accounting method for comparability.
(2)Includes increased reserve estimates of 206 Bcfe in the Appalachian Basin associated with productivity enhancements for newly developed PUD locations
Conference Call
Southwestern Energy will host a conference call and webcast on Friday, February 28, 2020 at 9:00 a.m. Central to discuss fourth quarter and fiscal year 2019 results. To participate, dial US toll-free 877-883-0383, or international 412-902-6506 and enter access code 4822579. The conference call will webcast live at www.swn.com.
To listen to a replay of the call, dial 877-344-7529, International 412-317-0088, or Canada Toll Free 855-669-9658. Enter replay access code 10138538. The replay will be available until March 20, 2020.
About Southwestern Energy
Southwestern Energy Company is an independent energy company engaged in natural gas, natural gas liquids and oil exploration, development, production and marketing. For additional information, visit our website www.swn.com.
Investor Contact
Paige Penchas
Vice President, Investor Relations
(832) 796-4068
paige_penchas@swn.com

Forward Looking Statement
This news release contains forward-looking statements. Forward-looking statements relate to future events and anticipated results of operations, business strategies, and other aspects of our operations or operating results. In many cases you can identify forward-looking statements by terminology such as “anticipate,” “intend,” “plan,” “project,” “estimate,” “continue,” “potential,” “should,” “could,” “may,” “will,” “objective,” “guidance,” “outlook,” “effort,” “expect,” “believe,” “predict,” “budget,” “projection,” “goal,” “forecast,” “target” or similar words. Statements may be forward looking even in the absence of these particular words. Where, in any forward-looking statement, the Company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, there can be no assurance that such expectation or belief will result or be achieved. The actual results of operations can and will be affected by a variety of risks and other matters including, but not limited to, changes in commodity prices (including geographic basis differentials); changes in expected levels of natural gas and oil reserves or production; operating hazards, drilling risks, unsuccessful exploratory activities; natural disasters; limited access to capital or significantly higher cost of capital related to illiquidity or uncertainty in the domestic or international financial markets; international monetary conditions; the risks related to the discontinuation of LIBOR and/or other reference rates that may be introduced following the transition, including increased expenses and litigation and the effectiveness of interest rate hedge strategies; unexpected cost increases; potential liability for remedial actions under existing or future environmental regulations; failure or delay in obtaining necessary regulatory approvals; potential liability resulting from pending or future litigation; general domestic and international economic and political conditions; the impact of a prolonged federal, state or local government shutdown and threats not to increase the federal government’s debt limit; as well as changes in tax, environmental and other laws, including court rulings, applicable to our business. Other factors that could cause actual results to differ materially from those described in the forward-looking statements include other economic, business, competitive and/or regulatory factors affecting our business generally as set forth in our filings with the Securities and Exchange Commission. Unless legally required, Southwestern Energy Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
###

2020 Guidance

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Total Year
Production
Natural Gas (Bcf)	150 – 156	152 – 158	170 – 177	170 – 177	642 – 668
Oil/Condensate (MBbls)	1,300 – 1,400	1,200 – 1,300	1,475 – 1,575	1,650 – 1,750	5,625 – 6,025
NGLs (MBbls)	6,000 – 6,275	6,150 – 6,425	6,600 – 6,875	6,750 – 7,025	25,500 – 26,600
Total Production (Bcfe)	194 – 202	196 – 205	219 – 228	221 – 230	830 – 865
Total Production (MMcfe/d)	2,132 – 2,220	2,154 – 2,253	2,380 – 2,478	2,402 – 2,500	2,268 – 2,363

CAPITAL BY DIVISION (in millions)
Northeast Appalachia	$235 – $260
Southwest Appalachia	$460 – $485
Other	$25 – $35
Capitalized interest	$85 – $95
Capitalized expense	$55 – $65
Total Capital Investments	$860 – $940

PRODUCTION BY DIVISION (Bcfe)
Northeast Appalachia	455 – 470
Southwest Appalachia	375 – 395

PRICING
Natural gas discount to NYMEX including transportation	$0.63 – $0.73 per Mcf
Oil discount to West Texas Intermediate (WTI) including transportation	$9.50 – $11.50 per Bbl
Natural Gas Liquids realization as a % of WTI including transportation	16% – 21%

EXPENSES
Lease operating expenses	$0.92 – $0.97 per Mcfe
General & administrative expense	$0.13 – $0.17 per Mcfe
Taxes, other than income taxes	$0.07 – $0.09 per Mcfe

Interest expense - net of capitalization	$80 – $90 MM
Income tax rate (~100% deferred)	23.5%

WELL COUNT
	Drilled	Completed	Wells To Sales	Ending DUC Inventory
Northeast Appalachia	25 – 35	30 – 40	30 – 40	0 – 10
Southwest Appalachia	50 – 60	60 – 70	60 – 70	5 – 15
Total Well Count	75 – 95	90 – 110	90 – 110	5 – 25

SOUTHWESTERN ENERGY COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the three months ended		For the years ended
	December 31,		December 31,
(in millions, except share/per share amounts)	2019	2018	2019	2018
Operating Revenues:
Gas sales	$298	$586	$1,241	$1,998
Oil sales	70	55	223	196
NGL sales	83	100	274	352
Marketing	293	417	1,297	1,222
Gas gathering	—	16	—	89
Other	1	1	3	5
	745	1,175	3,038	3,862
Operating Costs and Expenses:
Marketing purchases	298	421	1,320	1,229
Operating expenses	197	197	720	785
General and administrative expenses	47	44	166	209
(Gain) loss on sale of operating assets, net	(1)	(17)	2	(17)
Restructuring charges	2	19	11	39
Depreciation, depletion and amortization	119	134	471	560
Impairments	8	—	16	171
Taxes, other than income taxes	11	25	62	89
	681	823	2,768	3,065
Operating Income	64	352	270	797
Interest Expense:
Interest on debt	41	51	166	231
Other interest charges	3	2	8	8
Interest capitalized	(25)	(29)	(109)	(115)
	19	24	65	124

Gain (Loss) on Derivatives	54	(10)	274	(118)
Gain (Loss) on Early Extinguishment of Debt	1	(9)	8	(17)
Other Loss, Net	—	(1)	(7)	—

Income Before Income Taxes	100	308	480	538
Provision (Benefit) for Income Taxes:
Current	(1)	1	(2)	1
Deferred	(9)	—	(409)	—
	(10)	1	(411)	1
Net Income	$110	$307	$891	$537
Participating securities – mandatory convertible preferred stock	—	—	—	2
Net Income Attributable to Common Stock	$110	$307	$891	$535

Earnings Per Common Share
Basic	$0.20	$0.54	$1.65	$0.93
Diluted	$0.20	$0.54	$1.65	$0.93

Weighted Average Common Shares Outstanding:
Basic	539,434,877	564,863,538	539,345,343	574,631,756
Diluted	540,574,288	567,773,371	540,382,914	576,642,808

SOUTHWESTERN ENERGY COMPANY AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
	December 31, 2019	December 31, 2018
ASSETS	(in millions)
Current assets:
Cash and cash equivalents	$5	$201
Accounts receivable, net	345	581
Derivative assets	278	130
Other current assets	51	44
Total current assets	679	956
Natural gas and oil properties, using the full cost method, including $1,506 million as of December 31, 2019 and $1,755 million as of December 31, 2018 excluded from amortization	25,250	24,180
Other	520	525
Less: Accumulated depreciation, depletion and amortization	(20,503)	(20,049)
Total property and equipment, net	5,267	4,656
Operating lease assets	159	—
Deferred tax assets	407	—
Other long-term assets	205	185
Total long-term assets	771	185
TOTAL ASSETS	$6,717	$5,797
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$525	$609
Taxes payable	59	58
Interest payable	51	52
Derivative liabilities	125	79
Current operating lease liabilities	34	—
Other current liabilities	54	48
Total current liabilities	848	846
Long-term debt	2,242	2,318
Long-term operating lease liabilities	119	—
Pension and other postretirement liabilities	43	46
Other long-term liabilities	219	225
Total long-term liabilities	2,623	2,589
Commitments and contingencies
Equity:
Common stock, $0.01 par value; 1,250,000,000 shares authorized; issued 585,555,923 shares as of December 31, 2019 and 585,407,107 shares as of December 31, 2018	6	6
Additional paid-in capital	4,726	4,715
Accumulated deficit	(1,251)	(2,142)
Accumulated other comprehensive loss	(33)	(36)
Common stock in treasury, 44,353,224 shares as of December 31, 2019 and 39,092,537 shares as of December 31, 2018	(202)	(181)
Total equity	3,246	2,362
TOTAL LIABILITIES AND EQUITY	$6,717	$5,797

SOUTHWESTERN ENERGY COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	For the years ended
	December 31,
(in millions)	2019	2018
Cash Flows From Operating Activities:
Net income	$891	$537
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	471	560
Amortization of debt issuance costs	8	8
Impairments	16	171
Deferred income taxes	(409)	—
(Gain) loss on derivatives, unsettled	(94)	24
Stock-based compensation	8	14
(Gain) loss on early extinguishment of debt	(8)	17
(Gain) loss on sale of assets, net	2	(17)
Other	10	(1)
Change in assets and liabilities:
Accounts receivable	234	(153)
Accounts payable	(141)	65
Taxes payable	—	2
Interest payable	—	(10)
Inventories	(7)	(13)
Other assets and liabilities	(17)	19
Net cash provided by operating activities	964	1,223

Cash Flows From Investing Activities:
Capital investments	(1,099)	(1,290)
Proceeds from sale of property and equipment	54	1,643
Other	—	6
Net cash provided by (used in) investing activities	(1,045)	359

Cash Flows From Financing Activities:
Payments on current portion of long-term debt	(52)	—
Payments on long-term debt	(54)	(2,095)
Payments on revolving credit facility	(532)	(1,983)
Borrowings under revolving credit facility	566	1,983
Change in bank drafts outstanding	(19)	17
Debt issuance costs	(3)	(9)
Purchase of treasury stock	(21)	(180)
Preferred stock dividend	—	(27)
Cash paid for tax withholding	(1)	(3)
Other	1	—
Net cash used in financing activities	(115)	(2,297)

Decrease in cash and cash equivalents	(196)	(715)
Cash and cash equivalents at beginning of year	201	916
Cash and cash equivalents at end of year	$5	$201

Hedging Summary
A detailed breakdown of the Company’s derivative financial instruments and financial basis positions as of February 25, 2020, including 2020 derivative contracts that have settled, is shown below. Please refer to our annual report on Form 10-K to be filed with the Securities and Exchange Commission for complete information on the Company’s commodity, basis and interest rate protection.

		Weighted Average Price per MMBtu
	Volume		Sold	Purchased	Sold
	(Bcf)	Swaps	Puts	Puts	Calls
Natural gas
2020
Fixed price swaps	285	$2.51	$—	$—	$—
Two-way costless collars	31	—	—	2.56	2.85
Three-way costless collars	230	—	2.18	2.54	2.85
Total	546
2021
Fixed price swaps	30	$2.54	$—	$—	$—
Two-way costless collars	17	—	—	2.50	2.83
Three-way costless collars	264	—	2.18	2.49	2.84
Total	311
2022
Three-way costless collars	62	$—	$2.15	$2.54	$2.90

		Weighted Average Price per Bbl
	Volume		Sold	Purchased	Sold
Oil	(MBbls)	Swaps	Puts	Puts	Calls
2020
Fixed price swaps	3,465	$57.83	$—	$—	$—
Two-way costless collars	966	—	—	56.89	59.81
Three-way costless collars	1,471	—	44.06	53.38	58.23
Total	5,902
2021
Fixed price swaps	2,328	$53.72	$—	$—	$—
Three-way costless collars	1,445	—	43.52	53.25	58.14
Total	3,773
2022
Fixed price swaps	438	$51.74	$—	$—	$—
Three-way costless collars	666	—	42.50	53.20	58.00
Total	1,104
Propane
2020
Fixed price swaps	4,746	$24.01	$—	$—	$—
Two-way costless collars	366	—	—	25.20	29.40
Total	5,112
2021
Fixed price swaps	2,460	$21.77	$—	$—	$—
Ethane
2020
Fixed price swaps	8,099	$8.67	$—	$—	$—
2021
Fixed price swaps	2,725	$7.48	$—	$—	$—

Natural gas financial basis positions	Volume	Basis Differential
	(Bcf)	($/MMBtu)

2020
Dominion South	118	$(0.50)
TCO	37	$(0.43)
TETCO M3	65	$(0.01)
Transco Z6 NonNY	2	$2.02
Total	222	$(0.33)
2021
Dominion South	65	$(0.48)
TCO	5	$(0.31)
TETCO M3	31	$0.98
Total	101	$(0.02)
2022
Dominion South	58	$(0.52)
TETCO M3	30	$(0.41)
Total	88	$(0.48)

Natural gas physical basis positions	Volume	Basis Differential
	(Bcf)	($/MMBtu)
2020	271	$(0.15)
2021	89	$(0.28)
2022	30	$(0.36)

Explanation and Reconciliation of Non-GAAP Financial Measures
The Company reports its financial results in accordance with accounting principles generally accepted in the United States of America (“GAAP”). However, management believes certain non-GAAP performance measures may provide financial statement users with additional meaningful comparisons between current results, the results of its peers and of prior periods.

One such non-GAAP financial measure is net cash flow. Management presents this measure because (i) it is accepted as an indicator of an oil and gas exploration and production company’s ability to internally fund exploration and development activities and to service or incur additional debt, (ii) changes in operating assets and liabilities relate to the timing of cash receipts and disbursements which the Company may not control and (iii) changes in operating assets and liabilities may not relate to the period in which the operating activities occurred.

Additional non-GAAP financial measures the Company may present from time to time are net debt, adjusted net income, adjusted diluted earnings per share and adjusted EBITDA, all which exclude certain charges or amounts. Management presents these measures because (i) they are consistent with the manner in which the Company’s position and performance are measured relative to the position and performance of its peers, (ii) these measures are more comparable to earnings estimates provided by securities analysts, and (iii) charges or amounts excluded cannot be reasonably estimated and guidance provided by the Company excludes information regarding these types of items. These adjusted amounts are not a measure of financial performance under GAAP.

	3 Months Ended December 31,		12 Months Ended December 31,
	2019	2018	2019	2018
Adjusted net income attributable to common stock:	(in millions)
Net income attributable to common stock	$110	$307	$891	$535
Add back (deduct):
Restructuring charges	2	19	11	39
Impairments	8	—	16	171
(Gain) loss on sale of assets, net	(1)	(16)	2	(17)
(Gain) loss on certain derivatives	14	(89)	(94)	24
(Gain) loss on early extinguishment of debt	(1)	9	(8)	17
Legal settlement charges	3	1	6	9
Non-cash pension settlement loss	1	—	6	—
Other one-time loss (1)	—	2	10	3
Adjustments due to discrete tax items (2)	(32)	(75)	(526)	(130)
Tax impact on adjustments	(5)	18	14	(61)
Adjusted net income attributable to common stock	$99	$176	$328	$590
(1)Includes a $6 million residual value guarantee short-fall payment to the previous lessor of our headquarters building for the twelve months ended December 31, 2019.
(2)2019 primarily relates to the release of the valuation allowance. 2018 primarily relates to the exclusion of certain discrete tax adjustments associated with the valuation allowance against deferred tax assets. The Company expects its 2019 income tax rate to be 23.5%.

	3 Months Ended December 31,		12 Months Ended December 31,
	2019	2018	2019	2018
Adjusted diluted earnings per share:
Diluted earnings per share	$0.20	$0.54	$1.65	$0.93
Add back (deduct):
Restructuring charges	0.00	0.03	0.02	0.06
Impairments	0.01	—	0.03	0.30
(Gain) loss on sale of assets, net	(0.00)	(0.03)	0.00	(0.03)
(Gain) loss on certain derivatives	0.03	(0.16)	(0.17)	0.04
(Gain) loss on early extinguishment of debt	0.00	0.02	(0.01)	0.03
Legal settlement charges	0.01	0.00	0.01	0.02
Non-cash pension settlement loss	0.00	—	0.01	—
Other one-time loss (1)	—	0.01	0.02	0.01
Adjustments due to discrete tax items (2)	(0.06)	(0.13)	(0.97)	(0.23)
Tax impact on adjustments	(0.01)	0.03	0.02	(0.11)
Adjusted diluted earnings per share	$0.18	$0.31	$0.61	$1.02
(1)Includes a $6 million residual value guarantee short-fall payment to the previous lessor of our headquarters building for the twelve months ended December 31, 2019.
(2)2019 primarily relates to the release of the valuation allowance. 2018 primarily relates to the exclusion of certain discrete tax adjustments associated with the valuation allowance against deferred tax assets. The Company expects its 2019 income tax rate to be 23.5%.

	3 Months Ended December 31,		12 Months Ended December 31,
	2019	2018	2019	2018
Net cash flow:	(in millions)
Net cash provided by operating activities	$225	$252	$964	$1,223
Add back (deduct):
Changes in operating assets and liabilities	19	88	(69)	90
Restructuring charges	2	19	11	39
Other one-time loss (1)	—	—	7	—
Net cash flow	$246	$359	$913	$1,352
(1)Includes a $6 million residual value guarantee short-fall payment to the previous lessor of our headquarters building for the twelve months ended December 31, 2019.

	3 Months Ended December 31,		12 Months Ended December 31,
	2019	2018	2019	2018
Adjusted EBITDA:	(in millions)
Net income	$110	$307	$891	$537
Add back (deduct):
Interest expense	19	24	65	124
Income tax expense (benefit)	(10)	1	(411)	1
Depreciation, depletion and amortization	119	134	471	560
Restructuring charges	2	19	11	39
Impairments	8	—	16	171
(Gain) loss on sale of assets, net	(1)	(16)	2	(17)
(Gain) loss on certain derivatives	14	(89)	(94)	24
(Gain) loss on early extinguishment of debt	(1)	9	(8)	17
Legal settlement charges	3	1	6	9
Non-cash pension settlement loss	1	—	6	—
Other one-time loss (1)	—	2	10	3
Stock based compensation expense	2	3	8	16
Adjusted EBITDA	$266	$395	$973	$1,484
(1)Includes a $6 million residual value guarantee short-fall payment to the previous lessor of our headquarters building for the twelve months ended December 31, 2019.

December 31, 2019
Net debt:	(in millions)
Total debt:	$2,242
Subtract:
Cash and cash equivalents	(5)
Net debt	$2,237

December 31, 2019
Net debt to EBITDA:	(in millions)
Net debt:	$2,237
Adjusted EBITDA	$973
Net debt to EBITDA	2.3x